UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2022

RED TRAIL ENERGY, LLC
(Exact name of registrant as specified in its charter)

North Dakota	000-52033	76-0742311
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 11, 3682 Highway 8 South, Richardton, North Dakota 58652
(Address of principal executive offices)

(701) 974-3308
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Grow Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On October 28, 2022, Red Trail Energy, LLC (the "Company") entered into a Promissory Note for a $25 million loan (the "Promissory Note") with the Company's primary lender, Cornerstone Bank. The Promissory Note has a maturity date of January 31, 2032. The loan is associated with the Company's carbon dioxide capture and sequestration project. Interest accrues on the loan at a rate of 4.650% per year.

In order to secure the addition loan, the Company entered into a Modification of Mortgage agreement in order to expand the bank's mortgage to include the additional loan.

Item 9.01 Financial Statements and Exhibits

(a)    None.

(b)    None.

(c)    None.

(d)    Exhibits.

Exhibit No.    Description

99.1	Modification of Mortgage between RTE and Cornerstone Bank, dated October 28, 2022
99.2	Promissory Note between RTE and Cornerstone Bank for $25 Million, dated October 28, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED TRAIL ENERGY, LLC

Date: November 3, 2022	/s/ Jodi Johnson
Jodi Johnson
Chief Financial Officer